Exhibit 99.1
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Media & Investor Relations	Media Relations
John Vincenzo	Kevin Flanagan
508.323.1260	508.323.1101
john_vincenzo@3com.com	kevin_flanagan@3com.com
3COM ANNOUNCES SENIOR LEADERSHIP CHANGES TO ACCELERATE
GLOBAL BUSINESS PLAN
Names Robert Mao New Chief Executive Officer and Ronald Sege New President and Chief Operating Officer; Sege Appointed to Board of Directors
MARLBOROUGH, MASS. — April 29, 2008 — 3Com Corporation (NASDAQ: COMS) today announced that the company’s Board of Directors has appointed Robert Mao as the new Chief Executive Officer, replacing Edgar Masri who is leaving the company. Mao will continue to serve on the company’s Board of Directors. The company also announced that it hired Ronald Sege as President and Chief Operating Officer and appointed him to the Board of Directors effective upon his joining the company on April 30, 2008.
“We wish to thank Edgar for his leadership and contributions to 3Com,” said Chairman of 3Com’s Board of Directors, Eric Benhamou. “Edgar helped the company through a challenging period and helped us make progress on a number of fronts, including the successful acquisition of H3C and the development of a differentiated technology strategy with Opens Services Networking, or OSN. We wish him well in his future endeavors.”
To support the company’s increasing emphasis on its growing and profitable China-based H3C operations, Mao will be based in China. Sege will be located in the United States and will focus on 3Com operations outside of China, accelerating the adoption of H3C-developed products in global markets and ensuring the company provides world-class service and support to its customers and partners around the globe. Sege, who will report to Mao, will also help drive the company’s continued focus on overall profitability and seek to maximize the value of its TippingPoint business as it continues on its path to greater operational autonomy.
“In addition to his 30 years in the global IT and telecommunications industry, Bob’s bi-cultural background, extensive business experience in Asia and fluency in Mandarin and English offer a rare set of skills that can bridge Chinese and western organizations,” added Benhamou. “Bob brings the company a set of skills that are uniquely fitted to 3Com’s current business needs. Having him based out of China and having an experienced leader of Ron’s caliber based in the United States will allow us to speed execution of our global business plan.”
Mao, 64, was most recently 3Com Executive Vice President, Corporate Development from August 2006 to March 2007. Prior to joining 3Com, Mao worked for Nortel Networks, where he was President and Chief Executive Officer of the company’s greater China operations from 1997 to 2006. Prior to his time at Nortel, he was Regional President of greater China for Alcatel. Mao also held senior managerial and technical positions at ITT in Asia and the United States. He holds a master’s degree in material science and metallurgical engineering from Cornell University, and has a master’s degree in management from Massachusetts Institute of Technology (MIT).
“I am extremely excited about this opportunity to help 3Com capitalize on the tremendous potential it has to enhance its position as a global networking leader,” said Mao. “I believe 3Com can leverage H3C as the cornerstone of its future. In less than five years, H3C has built a broad, world-class portfolio of networking, video and storage solutions and gained market share leadership in China. Our objective now is to combine the strength and momentum of H3C with 3Com’s global customer base, well-recognized brand, service and support infrastructure and proven distribution channel. By leveraging these strengths, we will offer customers broad, high-quality, cost-effective solutions on a worldwide basis — this is a compelling value proposition.”
Sege added, “Working with Bob, I plan to accelerate global market penetration for our high-value networking, video and storage solutions, as well as to continue to drive operational excellence throughout the company. I was attracted to re-join 3Com in large part because of its unique ability to offer customers and partners a differentiated alternative for building future-proof, intelligent networks that deliver real business value to an organization. We have tremendous opportunity ahead of us.”
Before returning to 3Com, Sege, 51, most recently served as President and Chief Executive Officer of Tropos Networks, Inc. a provider of wireless broadband networks, from 2004 to 2008. He is currently on Tropos’ Board of Advisors. Prior to Tropos, Sege was President and Chief Executive Officer of Ellacoya Networks, Inc. a provider of broadband service optimization solutions based on deep packet inspection technology. During his career, Sege also served as Executive Vice President of Lycos, Inc., the internet search engine. He previously spent nine years at 3Com Corporation, from 1989-1998, serving in a variety of senior management roles including Executive Vice President, Global Systems Business Unit. Sege holds an MBA from Harvard University and a BA from Pomona College.
Corporate Governance
3Com’s Compensation Committee granted Sege options to purchase two million shares of 3Com’s common stock, and one million shares of restricted common stock, under NASDAQ’s “inducement” exception. Per company policy, the exercise price of the stock options will be determined at the close of business on the first Tuesday of the month following the month in which Sege commences his employment with 3Com. The options have a term of seven years, vest in equal annual installments over four years, and were granted under a Stand Alone Stock Option Agreement with Sege. The restricted stock vests in equal annual installments over three years and were granted under a Stand Alone Restricted Stock Agreement with Sege.
Safe Harbor
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding executive transition and future strategies. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to profitably grow the company and other risks detailed in our filings with the SEC, including those discussed in our quarterly report filed with the SEC on Form 10-Q for the quarter ended February 29, 2008. 3Com Corporation does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein.
About 3Com Corporation
3Com Corporation (NASDAQ: COMS) is a leading provider of secure, converged voice and data networking solutions for enterprises of all sizes. 3Com offers a broad line of innovative products backed by world class sales, service and support, which excel at delivering business value for its customers. 3Com also includes H3C Technologies Co., Limited (H3C), a China-based provider of network infrastructure products. H3C brings high-performance, cost-effective product development and a strong footprint in one of the world’s most dynamic markets. H3C holds the #1 market share position in China for enterprise stackable switch ports and router units, according to leading IT market research and advisory firm IDC. 3Com also is the clear #2 vendor worldwide in total Ethernet switching port shipments, enterprise router units, and small- and medium-

business (SMB) switching. Through its TippingPoint division, 3Com is a leading provider of network-based intrusion prevention systems that deliver in-depth application protection, infrastructure protection, and performance protection. For further information, please visit www.3com.com, or the press site www.3com.com/pressbox.
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Copyright © 2008 3Com Corporation. 3Com, the 3Com logo and TippingPoint are registered trademarks and H3C is a trademark of 3Com Corporation or its wholly owned subsidiaries. All other company and product names may be trademarks of their respective holders.